SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 28,
1996



                 DELTA WOODSIDE INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


South Carolina                 0-10095               57-0535180
(State or other             (Commission             (IRS Employer
jurisdiction of              File Number)          Identification
incorporation)                                         Number



                      233 North Main Street
                     Hammond Square, Suite 200
                        Greenville, SC 29601
       (Address of principal executive offices) (Zip  Code)


Registrant's telephone number, including area code: (864)232-8301



  (Former name or former address, if changed since last report)

Item 5.  Other Events.

     Delta Woodside Industries Inc. (together with its direct and indirect wholly-owned subsidiaries, the "Company") entered into an Amendment and Waiver Agreement (the "Amendment") and a Pledge Agreement (the "Pledge") with certain banks, effective as of May 20, 1996. On May 28, 1996, each of the Amendment and the
Pledge were executed by the requisite parties thereto.  The
Amendment amended the Company's Amended and Restated Credit Agreement dated as of March 15, 1996 (the "Credit Agreement"), with its major lenders. Among other things, the Amendment waives, for a period of forty-five (45) days from May 20, 1996, the Company's noncompliance as of March 31, 1996, with the covenants contained in the Credit Agreement respecting minimum consolidated tangible net worth and the ratio of adjusted pretax income to interest expense.
During the 45-day period, an appraisal will be performed of certain of the Company's assets. If the asset appraisal indicates that the Borrowing Base (as defined in the Credit Agreement) (taking into account the appraisal) as of the date of the appraisal exceeds $263,500,000, the waiver will become permanent. Otherwise, the waiver may be extended only upon the written consent of the Majority Lenders (as defined in the Credit Agreement), and without further action by the Majority Lenders the financial covenant defaults described above will be and become events of default under the Credit Agreement.

     The Amendment revised the minimum consolidated tangible net worth covenant and prohibits the Company from declaring any dividends (other than stock dividends) without the prior written consent of the Majority Lenders (as defined in the Amendment). In addition, the Amendment granted the lenders a security interest in the Company's intellectual property.

     Pursuant to the Pledge, the Company and certain of its subsidiaries have granted a security interest, for the benefit of the lenders, in all of the Company's direct and indirect wholly-owned domestic subsidiaries.

     Reference is hereby made to the terms of the Amendment and the Pledge Agreement, included as exhibits hereto, and the above discussion is qualified in its entirety by reference to these documents.

Item 7.   Financial Statements and Exhibits

     (a)-(b)  Not Applicable


     (c)  4.4.1 Amendment and Waiver Agreement dated as of
May 20, 1996, by and among Delta WoodsideIndustries,Inc., the guarantors identified on the signature pages attached thereto and the lenders and agents identified on the signature pages attached thereto. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit to such agreement upon request of the Commisson.

          4.4.2 Pledge Agreement dated as of May 20, 1996, by and among Delta Woodside Industries, Inc., the guarantors from time to time party thereto and NationsBank, N.A., in its capacity as agent for the lenders from time to time party to the Credit Agreement described therein. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit to such agreement upon request of the Commission.



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of1934, the registrant has duly caused this report to be signed onits behalf by the undersigned hereunto duly authorized.

                              DELTA WOODSIDE INDUSTRIES,INC.
                               (Registrant)

                              By: /s/ Douglas J. Stevens

                              Name: Douglas J. Stevens


                              Title:Controller and Asst.Secretary

                              Date: June 5, 1996



                              Exhibit Index

4.4.1     AMENDMENT AND WAIVER AGREEMENT

4.4.2     PLEDGE AGREEMENT